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                                                                   EXHIBIT 10.26

                          INDUSTRIAL MULTI-TENANT LEASE

                                     BETWEEN

                          AMB HTD - BEACON CENTRE, LLC

                                   AS LANDLORD

                                       AND

                                BRIGHTSTAR CORP.

                                    AS TENANT

                                       AT

                          BEACON CENTRE, MIAMI, FLORIDA

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                          AMB HTD - BEACON CENTRE, LLC
                          INDUSTRIAL MULTI-TENANT LEASE

1.    BASIC PROVISIONS ("Basic Provisions").

      1.1 Parties: This Lease ("Lease") dated September 4, 2001, is made by and between AMB HTD - BEACON CENTRE, LLC, a Florida limited liability company ("Landlord") and BRIGHTSTAR CORP., a Delaware corporation ("Tenant") (collectively the "Parties," or individually a "Party").

      1.2 Premises: Approximately 118,897 rentable square feet of space outlined on EXHIBIT A attached hereto (which includes approximately 33,981 square feet office/showroom space, of which 18,397 is mezzanine space) ("Premises"), of the building known as Building 5 ("Building"), and located at 2000 N.W. 84th Avenue, Miami, Florida 33122. The Building is located in the industrial center commonly known as Beacon Centre. Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.2 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Industrial Center."

      1.3 Term: Five (5) years and four (4) months ("Term"), commencing on September 1, 2001 ("Commencement Date"), and ending on December 31, 2006. The Commencement Date and Expiration Date may be confirmed pursuant to the Commencement Date Certificate Addendum.

      1.4   Base Rent:

                              ANNUAL BASE RENT             MONTHLY BASE RENT
      DATES                 RATE PER SQUARE FOOT         (NOT INCL. SALES TAX)
      -----                 --------------------         ---------------------
09/01/01-12/31/01                   $0.00                       $     0.00
01/01/02-12/31/02                   $6.83                       $34,150.00*
01/01/03-12/31/03                   $7.35                       $55,125.00**
01/01/04-12/31/04                   $7.35                       $72,824.41
01/01/05-12/31/05                   $7.64                       $75,697.76
01/01/06-12/31/06                   $7.95                       $78,769.26

      *The Base Rent for the calendar year 2002 is based on sixty thousand (60,000) square feet, although Tenant has the right to occupy the entire Premises.

      **The Base Rent for the calendar year 2003 is based on ninety thousand (90,000) square feet, although Tenant has the right to occupy the entire Premises.

      1.4A Prepaid Base Rent: $36,369.75 (includes sales tax) (due upon execution of Lease; to be applied to first full month Base Rent is due).

      1.5   Tenant's Share of Operating Expenses ("Tenant's Share"):

            (a) Industrial Center 100% (based on square footage of Building) (subject to Paragraph 4.2(g))

            (b)   Building (118,897 square feet) 100%

      1.5A  Base Year: Calendar year 2002.

      1.6 Tenant's Estimated Monthly Rent Payment: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease solely for the first (1st) year of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

(a)   Base Rent (Paragraph 4.1)                               $     34,150.00

(b)   Operating Expenses (Paragraph 4.2;
      excluding Landlord Insurance,
      Real Property Taxes, and HVAC)                          $          0.00

(c)   Landlord Insurance (Paragraph 8.3)                      $          0.00

(d)   Real Property Taxes (Paragraph 10)                      $          0.00

(e)   HVAC maintenance (Paragraph 4.2)                        $           N/A

(f)   Florida State Sales and Use Tax (Paragraph 4.3)         $      2,219,75
                                                              ---------------

                          Estimated Monthly Payment           $     36,369.75

      1.7 Security Deposit: $145,648.82 (excludes sales tax) ("Security Deposit") (cash or Letter of Credit or Surety Bond; due upon execution of Lease).

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      1.8   Permitted Use ("Permitted Use"): Commercial warehouse with incidental office use for telecommunications and logistics operations company.

      1.9   Guarantor(s): N/A

      1.10 Addenda and Exhibits: Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

           (a) Addenda:  LANDLORD REMEDIES IN THE EVENT OF TENANT DEFAULT
                         (STATE OF FLORIDA)
                         SPECIAL TERMS
                         COMMENCEMENT DATE CERTIFICATE
                         AS-IS

           (b) Exhibits: EXHIBIT A: Description of Premises
                         EXHIBIT B: Rules and Regulations
                         EXHIBIT C: Environmental and Use Questionnaire EXHIBIT D: Landlord's Waiver of Lien and Security
                                    Interest
                         EXHIBIT E: Glossary
                         EXHIBIT F: Letter of Credit Requirements

      1.11 Address for Rent Payments: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to Landlord at the following address:
                       AMB Property, L.P.
                       Box 281995
                       Atlanta, Georgia 30384-1595

      1.12 Brokers: Codina Realty Services, Inc.-Oncor International; WestVest Associates, Inc.

      1.13 Number of Parking Spaces: One hundred forty (140) spaces in the parking area for the Building.

      2.    PREMISES, PARKING AND COMMON AREAS.

            2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

      2.2 Common Areas - Definition. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

      2.3 Common Areas - Tenant's Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

      2.4 Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations (Exhibit B), including signage, with respect thereto in accordance with Paragraph 16.19.

      2.5 Common Area Changes. Landlord shall have the right, in Landlord's sole discretion, from time to time:

            (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

            (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

            (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

            (d)   To add additional buildings and improvements to the Common
Areas;

            (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

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            (f)   To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.    TERM.

      3.1 Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

      3.2 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall commence on the earlier of (i) the date Tenant takes possession of the Premises to Tenant or (ii) 10 days following notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within 60 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act or omissions Tenant may by notice in writing to Landlord within 10 days after the end of said 60 day period cancel this Lease and the parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 10 day period, Tenant's right to cancel this Lease shall terminate.

      3.3 Commencement Date Certificate. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as an addendum.

4.    RENT.

      4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

      4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

            (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

                  (i) The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

                  (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

                  (iii) Trash disposal, janitorial services, snow removal, property management and life/safety systems.

                  (iv) Reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

                  (v)   Real Property Taxes.

                  (vi) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

                  (vii) Environmental monitoring and insurance programs.

                  (viii) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

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                  (ix)  Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

                  (x) Maintenance of heating, ventilating and air conditioning systems ("HVAC").

                  (xi) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

            (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord in its sole discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

            (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

            (d) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses and other charges payable in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses and HVAC maintenance costs to reflect Landlord's estimate of such expenses for the year.

      4.3 Sales and Use Tax. In addition to the Base Rent, Tenant's Share of Operating Expenses, Real Property Taxes, Landlord Insurance and other charges payable by Tenant under this Lease, Landlord shall be liable for the payment of the Florida sales and use tax and all other taxes of any kind which may be imposed upon the rentals and other charges payable hereunder. Tenant shall pay all such taxes to Landlord monthly together with each and every payment of the Base Rent and other charges payable hereunder, and Landlord shall remit said amount to the appropriate taxing authority.

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenants obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease. The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit. Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

6.    USE.

      6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

      6.2   Hazardous Substances.

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            (a)   Reportable Uses Require Consent. The term "Hazardous
Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3), "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and
(iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit. Tenant acknowledges (i) completion of Environmental and Use Questionnaire (Exhibit C) and (ii) Landlord's reliance upon same as a material inducement to enter into the Lease.

            (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

            (c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

      6.3 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

      6.4 Inspection: Compliance with Law. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

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7.    MAINTENANCE, REPAIRS, TRADE FIXTURES AND ALTERATIONS.

      7.1 Tenant's Obligations. Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

      7.2   Landlord's Obligations. Subject to the provisions of Paragraph 6
(Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the air conditioning systems servicing the Premises, Building roof and Common Areas.

      7.3 Alterations. Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises. Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Premises. Landlord shall have the right to post and keep posted at all reasonable times on the Premises any notices which Landlord shall be required so to post for the protection of Landlord and the Demised Premises from any such lien. Tenant agrees to promptly execute such instruments in recordable form in accordance with the terms and provisions of Section 713.10, Florida Statutes, as are necessary to give public notice of the terms and conditions hereof. Tenant is hereby informed that Landlord may have already filed a notice in the public records which precludes the Landlord's interest in Building from being subject to the liens of contractors performing work for Tenant.

      7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

8.    INSURANCE; INDEMNITY.

      8.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date.

      8.2   Tenant's Insurance.

      (a) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

            (i) Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

            (ii) Workers' Compensation insurance with statutory limits and Employers Liability with a $ 1,000,000 per accident limit for bodily injury or disease.

            (iii) Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

            (iv) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

      (b) Tenant shall deliver to AMB certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

      (c) If, in the opinion of Landlord's insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

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      (d)   All insurance required under Paragraph 8.2 (a) shall (i) be primary and non-contributory; (ii) provide for severability of interests, (iii) be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide, (iv) be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

      8.3 Landlord's Insurance. Landlord may, but shall not be obligated to, maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

      8.4 Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

      8.5 Indemnity. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of:

            (a) any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault or omission by or of Tenant, its agents, servants, employees, invitees, or visitors;

            (b) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

            (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or

            (d) any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

      8.6 Exemption of Landlord from Liability. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9.    DAMAGE OR DESTRUCTION.

      9.1 Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants, which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas and HVAC.

      9.2   Damage Caused by Tenant. Tenant's termination rights under Paragraph
9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

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10.   REAL PROPERTY TAXES.

      10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

      10.2 Real Property Tax Definition. As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, (b) any interest of Landlord in the Industrial Center, (c) Landlord's right to rent or other income from the Industrial Center, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (i) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

      10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

      10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

      10.5 Tenant's Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. UTILITIES. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.   ASSIGNMENT AND SUBLETTING.

      12.1  Landlord's Consent Required.

            (a) Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section
12.1 shall apply to any further subleasing by any subtenant.

            (b) A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 25% or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

            (c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

      12.2 Rent Adjustment. If, as of the effective date of any permitted assignment or subletting the then remaining term of this Lease is less than three (3) years, Landlord may, as a condition to its consent: (i) require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Landlord; or (ii) terminate the Lease as of the date of assignment or subletting subject to the performance by Tenant of those covenants which under the terms hereof survive termination.

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13.   DEFAULT; REMEDIES.

      13.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

            (a)   The abandonment of the Premises by Tenant;

            (b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 3 days after the same is due;

            (c) A general assignment by Tenant or any guarantor for the benefit of creditors;

            (d) The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

            (e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

            (f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

            (g) Any breach by Tenant of its covenants under Paragraph 6.2, including a material misrepresentation in completion of Tenant's Environmental and Use Questionnaire (Exhibit C);

            (h) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

            (i) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent; and

            (j) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

      13.2 Remedies. In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default, State of Florida".

      13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.   ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS.

      15.1 Estoppel Certificate. Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the

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Requesting Party, to the extent it can truthfully do so, an estoppel certificate in the form attached hereto, plus such additional information, confirmation a/or statements as be reasonably requested by the Requesting Party.

      15.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.   ADDITIONAL COVENANTS AND PROVISIONS.

      16.1 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

      16.2 Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

      16.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

      16.4 Landlord Liability. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

      16.5 No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

      16.6 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours with confirmation of receipt, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses and facsimile numbers noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery, mailing or facsimile transmission of notices. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as noted below Landlord's signature block or as Landlord may from time to time hereafter designate by written notice to Tenant.

      16.7 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

      16.8 Waivers. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof.

      16.9 Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 175% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

      16.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

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      16.11 Binding Effect: Choice of Law. This Lease shall be binding upon the
Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

      16.12 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

      16.13 Attorneys' Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

      16.14 Landlord's Access; Showing Premises; Repairs. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

      16.15 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

      16.16 Termination: Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

      16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

      16.18 Subordination; Attornment; Non-Disturbance.

            (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

            (b) Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

            (c) Non-Disturbance. With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

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            (d)   Self-Executing. The agreements contained in this Paragraph
16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

      16.19 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations ("Rules and Regulations," attached as Exhibit B) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

      16.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

      16.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

      16.22 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, including a Special Terms Addendum, if any, shall be controlled by the typewritten or handwritten provisions.

      16.23 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

      16.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

      16.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

      16.26 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

      16.27 Brokers. Tenant represents and warrants to Landlord that, except for those parties set forth in Paragraph 1.12 (the "Brokers"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

      16.28 Usufruct. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

      16.29 Lease Captions. The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

      16.30 Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

      16.31 Interpretation. The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item, which has been stricken from this Lease other than the deletion of such item.

      16.32 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of

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                                       12
radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

            The parties hereto have executed this Lease on the dates specified below their respective signatures.

LANDLORD:                                               TENANT:
AMB HTD-BEACON CENTRE, LLC, a                           BRIGHTSTAR CORP., a Delaware Corporation
Florida limited liability company

By: AMB Property, L.P., a Delaware limited              By: /s/ R. Marcelo Claure
    partnership, its sole member                            ------------------------------------
                                                        Name: R. Marcelo Claure
                                                        Title: President and CEO
By: AMB Property Corporation, a Maryland
    corporation, its general partner
                                                        Witness: Anthony T. DeRosa
                                                        Print Name: ANTHONY  T. DeRosa
By: /s/ David H. Buxbaum
    -------------------------------------
    David H. Buxbaum, Vice President                    Witness: Evelyn Macia
                                                        Print Name: Evelyn Macia

Witness: DAVID SPILLERS                                 Date: 9-4-01
Print Name: DAVID SPILLERS
                                                        Address for Notice Purposes:

Witness: [ILLEGIBLE]
Print Name: [ILLEGIBLE]                                 2701 N.W. 107th Avenue
                                                        Miami, Florida 33172
Date: 9/12/01                                           Attn: R. Marcelo Claure, President
                                                        Telephone:
Address for Notice Purposes:                            Facsimile:

c/o AMB Property, L.P.                                  With a courtesy copy of default notices
Sixty State Street, Suite 3700                          to:
Boston, Massachusetts 02109
Attn: David H. Buxbaum, Vice President                  Clayton E. Parker, Esq.
Telephone: 617.531.9000                                 Kirkpatrick & Lockhart LLP
Facsimile: 617.619.9419                                 201 South Biscayne Blvd.
                                                        Suite 2000
with a copy to:                                         Miami, Florida 33131

Codina Real EstSSate Management, Inc.
8323 N.W. 12th Street
Suite 115
Miami, Florida 33126
Attn: Property Manager

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                                       13

                                    ADDENDUM

               LANDLORD'S REMEDIES IN THE EVENT OF TENANT DEFAULT
                               (STATE OF FLORIDA)

      In the event of any Default by Tenant, in addition to all remedies available at law or in equity, Landlord may at any time thereafter, with or without notice, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Default:

            (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case the term of this Lease shall expire and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, reasonable attorneys' fees, and any real estate commission actually paid or required to be paid.

            (b) Reenter and take possession of the Premises and relet the same for Tenant's account, holding Tenant liable in damages for all expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms of this Lease, and Landlord shall not be deemed to have thereby accepted a surrender of the Premises. In the event Landlord relets the Premises, Landlord shall have the right to lease or let the Premises or portions thereof for such periods of time and at such rents and for such use and upon such covenants and conditions as Landlord, in its sole discretion, may elect, and Landlord may make such repairs and improvements to the Premises as may be necessary. Landlord shall be entitled to bring such actions or proceedings for the recovery of any deficits due to Landlord as it may deem advisable, without being obligated to wait until the end of the term, and commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals, nor shall anything in this subparagraph (b) limit or prohibit Landlord's right at any time to accelerate all rents and charges due from Tenant to the end of the term, or to terminate this Lease by giving notice to Tenant.

            (c) Declare all rents and charges due hereunder immediately due and payable, and thereupon all such rents and fixed charges to the end of the term shall thereupon be accelerated; provided, however, such accelerated amounts shall be discounted to their then present value on the basis of a four percent (4%) per annum discount from the respective dates that such amount should have been paid hereunder. In the event that any charges due hereunder cannot be exactly determined as of the date of acceleration, the amount of such charges shall be determined by Landlord in a reasonable manner based on historical increases in such charges.

            (d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Florida.

      Except for notices expressly required by applicable law, Tenant waives notice of termination of this Lease, notice of re-entry or institution of legal proceedings and any right of redemption, re-entry or repossession. The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the Premises or any claim of injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the landlord/tenant relationship between the parties, or for nonpayment of minimum rent, additional rent or any other sums due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings unless the failure to do so would bar Tenant's right to do so in a separate action. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord (and, if necessary, transfer to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant. Tenant hereby consents to the jurisdiction of any state court whose jurisdiction includes the county in which the Premises are located. In the event of any action or proceeding arising from this Lease or any other agreement to which Landlord and Tenant are a party, Tenant hereby stipulates that service of process upon Tenant shall be effective at the Premises.

      Every term, condition, agreement or provision contained in this Lease shall be deemed to be also a covenant. The specified remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Landlord of rent or any other payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by Tenant, and no waiver by Landlord of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided Landlord in this Lease, Landlord shall

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                                       1
be entitled to the immediate restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, conditions, provisions or agreements of this Lease. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord.

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                                       2

                                    ADDENDUM

                                 SPECIAL TERMS

      Notwithstanding anything contained within this Lease to the contrary, the following terms and conditions shall apply:

(1) Base Rent. In Paragraph 4.1 of the Lease, in the ninth, eleventh, and twelfth lines, delete "rent" in each and replace it with the following: "Rent."

(2)   Operating Expenses. In Paragraph 4.2 of the Lease:

      (a) in subparagraph (a)(iv), in the first line, delete "maintenance, repair and replacement" and replace it with the following: "maintenance and repair."

      (b)   delete subparagraph (a)(viii) and replace it with the following:
"Monthly amortization of capital improvements to the Common Areas and the Building if the capital improvements are intended by Landlord in good faith to achieve a verifiable expense savings to the Tenant and/or are intended to comply with laws not in effect on the date of the Lease. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement the number of months of useful life of such improvement based on generally accepted accounting principles plus (ii) interest imputed on the unamortized portion at the interest rate customarily utilized by Landlord in its amortization of capital improvements, which interest rate shall be in accordance with generally accepted accounting principles and shall be uniformly applied to all similarly affected tenants."

      (c)   in subparagraph (b):

            (i)   in the second line, delete "(a)."

            (ii) in the fourth line, delete "sole" and replace it with the following: "reasonable."

      (d) insert the following as subparagraph (e): "Notwithstanding the foregoing, for purposes of this Lease, Tenant's proportionate share of Operating Expenses shall mean that Tenant shall pay to the Landlord the Tenant's proportionate share of the amount by which the annual Operating Expenses for each calendar year exceed the Operating Expenses incurred during the Base Year specified in Paragraph 1.5A of the Lease. Tenant's obligation to pay its proportionate share of Operating Expenses shall commence as of the beginning of the first full calendar year following the Base Year."

      (e) insert the following as subparagraph (f): "Notwithstanding anything to the contrary contained in this Paragraph 4.2, Operating Expenses shall not include the following: (1) repairs or replacements of the roof, structure, or floor slabs of the Building (except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees, or contractors; or (2) salaries and employment expenses of personnel above the level of property manager and any portion of the general overhead of operating the property manager's central off-site office."

      (f) insert the following as subparagraph (g): "It is Landlord's intention not to double charge Tenant for expenses pursuant to Paragraph 4.2 of this Lease. The expenses solely relating to the Building are charged pursuant to Paragraph 4.2 of this Lease. In addition, there are certain expenses that are incurred by Landlord on a park-wide basis (such as, by way of example only and not as a limitation, park-wide security and landscaping of the perimeter berm), which are passed-through to the Building based on the Building's share of the Industrial Center, but such expenses are included within the expenses pursuant to Paragraph 4.2 of this Lease."

(3) Sales and Use Tax. In Paragraph 4.3 of the Lease, in the second line, delete "Landlord shall" and replace it with the following: "Tenant shall."

(4)   Security Deposit. In Paragraph 5 of the Lease:

      (a)   in the fifth line, insert the following after "including":
"reasonable."

      (b)   in the ninth line, insert the following after "and": "within thirty
(30) days."

      (c) insert the following at the end: "For purposes of the Security Deposit, Tenant, at its option, shall have the right to post an irrevocable, unconditional, and transferable Letter of Credit or Surety Bond, which Letter of Credit or Surety Bond shall comply with the provisions of Exhibit F, attached hereto and made a part hereof. If Tenant delivers the Letter of Credit or Surety Bond to Landlord, then Landlord will return the cash security deposit promptly after Landlord's receipt of the Letter of Credit or Surety Bond."

(5) Tenant's Compliance with Requirements. In Paragraph 6.3 of the Lease, in the fourth line, insert the following after "the": "reasonable."

(6)   Current Compliance with Requirements. Insert the following as Paragraph
6.5 of the Lease: "As of the date hereof, Landlord has no actual knowledge of any existing violations of any Applicable Requirements applicable to the ownership and operation of the Premises. To the extent that as of the Commencement Date, the Premises are

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                                       1
in violation of any Applicable Requirements applicable to the ownership and operation of the Premises, then the work required to bring the applicable item into compliance will be performed by Landlord, at its expense."

(7) Tenant's Obligations. In Paragraph 7.1 of the Lease, insert the following at the end: "Without limiting the generality of this Section 7.1, Tenant is responsible for all janitorial and trash removal services for the Premises and the repair, maintenance, and replacement, as well as all electricity charges for the use, of the HVAC system serving solely the Premises (which shall include, without limitation, a preventive maintenance HVAC service contract, which service contract shall be entered into between Tenant and one of Landlord's approved HVAC contractors. Such service contract shall include, without limitation, preventive HVAC maintenance no less than quarterly)."

(8)   Landlord's Obligations. In Paragraph 7.2 of the Lease:

      (a) in the last line, insert the following after "Premises": "if such air conditioning system does not service solely Tenant's Premises."

      (b) insert the following at the end: "Landlord at its expense (except to the extent includible within the definition of Operating Expenses) shall also maintain, repair and, if required, replace the structural portions of the Premises, including, without limitation, the roof and floor slabs thereof. In addition, provided that Tenant enters into a service agreement with an air conditioning company reasonably acceptable to the Landlord, then the Landlord shall be responsible for replacement for all parts relating to the air conditionaing system in excess of $750.00 for the first two years of the Term."

(9) Payment of Premiums. In Paragraph 8.1 of the Lease, in the last line, delete "of" and replace it with the following: "or."

(10)  Tenant's Insurance. In Paragraph 8.2 of the Lease:

      (a)   in subparagraph (a)(i), delete the last sentence in its entirety.

      (b) in subparagraph (a)(iv), in the last line, delete "six" and replace it with the following: "three (3)."

      (c) in subparagraph (b), in the first line, delete "AMB" and replace it with the following: "Landlord."

      (d) in subparagraph (c), in the first line, insert the following after "in the": "reasonable."

(11) Indemnity. In Paragraph 8.5(d) of the Lease, in the first line, delete "default of" and replace it with the following: "default on."

(12) Exemption of Landlord from Liability. In Paragraph 8.6 of the Lease, in the first line, delete "gross."

(13) Termination Right. Delete Paragraph 9.1 of the Lease in its entirety and replace it with the following: "If the Premises are rendered untenantable by a fire or other casualty and the reconstruction or repair of the Premises is not capable of being completed within ninety (90) days after the date of the fire or other casualty, then either Landlord or Tenant may terminate this Lease by written notice to the other delivered within thirty (30) days after the date of the fire or other casualty, whereupon both parties shall be relieved of all further obligations hereunder, except as otherwise expressly set forth herein. If neither party terminates this Lease, then Landlord shall diligently and with commercially reasonable promptness repair the Premises to the condition existing as of the date of this Lease. Tenant shall be entitled to an equitable abatement of Rent to the extent the Premises are unfit for occupancy. shall abate as described above from the date of the casualty until Landlord's repairs have been substantially completed. If the Lease is not terminated pursuant to the termination rights granted hereunder, and Landlord's reconstruction or repair of the Premises is not completed within ninety (90) days after the date of the fire or other casualty (subject to the time required to prepare plans for reconstruction, to obtain building permits, to receive distribution of insurance proceeds, and to complete the likely contract bidding process and all other relevant factors, but not to exceed an additional sixty (60) days), then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within thirty (30) days after the expiration of such ninety (90) day period (or as so extended), whereupon both parties shall be relieved of all further obligations hereunder, except as otherwise expressly set forth herein."

(14)  Real Property Tax Definition. In Paragraph 10.2 of the Lease:

      (a)   in the sixth line, insert the following after "including":
"reasonable."

      (b) insert the following at the end: "Real Property Taxes shall not include income or profits taxes imposed upon Landlord, or fines, penalties, or interest imposed upon Landlord due to Landlord's delinquent payment of Real Property Taxes."

(15) Landlord's Consent Required. Delete Paragraph 12.1(b) of the Lease in its entirety and replace it with the following: "A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 50% or more of the voting control of Tenant shall constitute a change in control for this purpose."

(16)  Rent Adjustment. Delete Paragraph 12.2 of the Lease in its entirety.

(17)  Transfer Profits. Insert the following as Paragraph 12.3 of the Lease:
"Landlord and Tenant shall each be entitled to receive fifty (50%) percent of the net profits arising out of an assignment or sublease, such profits to be

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                                       2
determined by subtracting all rent and additional rent due from Tenant with respect to the time period and square footage applicable to the assignment or sublease, plus the brokerage fees, leasing commissions, attorneys' fees, and costs of all alterations to the Premises incurred by Tenant, from the total consideration to be paid by the transferee."

(18) Default. In Paragraph 13.1(b) of the Lease, in the second line, delete "3 days after the same is due" and replace it with the following: "five (5) days after written notice from Landlord."

(19) Condemnation. In Paragraph 14 of the Lease:

      (a) in the sixth and seventh lines, insert the following in each after "10": "business."

      (b) in the last line, insert the following after "repair": "if such additional repairs are desired by Tenant."

(20) Estoppel Certificate. In Paragraph 15.1 of the Lease, in the third line, insert the following after "hereto": "or, if no form is attached hereto, then in form and content reasonably acceptable to the party certifying such information, and in any case certifying as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Base Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default and, if there is any such default or facts, specifying the nature and extent thereof;."

(21)  Notice Requirements. In Paragraph 16.6 of the Lease:

      (a)   in the fourth line, delete "the" and replace it with the following:
"this."

      (b) in the seventh line, delete "possessing" and replace it with the following: "possession."

(22) Date of Notice. In Paragraph 16.7 of the Lease, in the second and third lines, delete ", or if no delivery date is shown, the postmark thereon."

(23) Holdover. In Paragraph 16.9 of the Lease, in the eighth line, insert the following after "limitation,": "reasonable."

(24) Landlord. In Paragraph 16.12 of the Lease, insert the following at the end: "If Landlord transfers title in the Premises, it shall deliver the Security Deposit to the purchaser and the Landlord will thereupon be released from any further liability with respect to the Security Deposit or its return to the Tenant and the purchaser shall become directly responsible to Tenant."

(25) Subordination; Attornment; Non-Disturbance. In subparagraph 16.18(a) of the Lease, in the seventh line, insert the following after "furnished ": "to."

(26) Rules and Regulations. In Paragraph 16.19 of the Lease, in the third line, insert the following after "may": "reasonably."

(27) Reservations. In Paragraph 16.21 of the Lease:

      (a) in the second line, delete "reasonably" and replace it with the following: "unreasonably."

      (b) in the fourth line, delete "reasonable" and replace it with the following: "reasonably."

(28) Authority. In Paragraph 16.26 of the Lease, in the first and second lines, insert the following after "she or": "he."

(29) Landlord Remedies in the Event of Tenant Default. In the Landlord Remedies in the Event of Tenant Default Addendum, in the first full paragraph below subparagraph (d), in the sixth and seventh lines, delete "enforce this Lease or the landlord/tenant relationship between the parties, or for nonpayment of minimum rent, additional rent or any other sums due Landlord from Tenant under this Lease" and replace it with the following: "remove Tenant from possession of the Premises."

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                                       3

                                    ADDENDUM

                          COMMENCEMENT DATE CERTIFICATE

      LANDLORD:      AMB HTD - BEACON CENTRE, LLC

      TENANT:        BRIGHTSTAR CORP.

      LEASE DATE:    SEPTEMBER 4, 2001

      PREMISES:      2000 N.W. 84th Avenue, Miami, Florida 33122, located in
Building 5 of Beacon Centre.

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is September 1, 2001.

The Expiration Date of the Lease is December 31, 2006.

NOTE: THIS CERTIFICATE IS TO BE EXECUTED SUBSEQUENT TO THE ORIGINAL EXECUTION OF THE LEASE, WHEN AND IF REQUIRED AND REQUESTED BY LANDLORD ACCORDING TO PARAGRAPH
3.3 OF THE LEASE.

LANDLORD:                                      TENANT:

AMB HTD-BEACON CENTRE, LLC, a                  BRIGHTSTAR CORP., a Delaware
Florida limited liability company              corporation

By:   AMB Property, L.P., a Delaware limited   By: /s/ R.MARCELO CLAURE
      partnership, its sole member                ------------------------------
                                               Name: R.MARCELO CLAURE
                                               Title: President & CEO
By:   AMB Property, Corporation, a Maryland
      corporation, its general partner

                                               Witness: /s/ ANTHONY T. DE ROSA
                                                       -------------------------
                                               Print Name: ANTHONY T. DE ROSA

By: /s/ DAVID H.BUXBAUM
    -----------------------------
    David H. Buxbaum, Vice President

                                               Witness: /s/ EVELYN MACIA
                                                        ------------------------
                                               Print Name: EVELYN MACIA

                                               Date: 9-04-01
Witness: /s/ DAVID SPILLERS
         ------------------------
Print Name: DAVID SPILLERS

Witness: /s/ [ILLEGIBLE]
         ------------------------
Print Name: [ILLEGIBLE]

Date: 9/12/01

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                                       1

                                    ADDENDUM

                                     AS-IS

This As-Is Addendum is a part of the Lease dated________________________, by and between AMB HTD - BEACON CENTRE, LLC ("Landlord") and BRIGHTSTAR CORP. ("Tenant") for the premises commonly known as 2000 N.W. 84th Avenue, Miami, Florida 33122, located in Building 5 of Beacon Centre.

      Tenant acknowledges and agrees that Landlord has afforded Tenant the opportunity for full and complete examination and inspection of the Premises prior to executing the Lease and that Tenant is accepting the Premises in "as-is" condition on the date of the Lease and that Landlord shall have no obligation whatsoever to furnish, render, or supply any money, work, labor, fixture, material, decoration, or equipment in order to prepare the Premises for Tenant's occupancy. Any and all alterations and improvements to the Premises shall be at Tenant's expense (including, without limitation, any impact fees) and are subject to the provisions of the Lease applicable to alterations, including, without limitation, that the plans and specifications, and the contractors and subcontractors to be used by Tenant, for any alterations are subject to the prior written approval of Landlord, which will not be unreasonably withheld or delayed as to the plans and specifications for interior, nonstructural alterations, or to any such contractors and subcontractors.

      Notwithstanding the foregoing, in conjunction with Landlord's delivery of possession of the Premises to Tenant, Landlord, at its expense, will confirm that the HVAC, mechanical, electrical, plumbing, and fire safety systems serving the Premises are in working order.

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                                       1

BEACON CENTRE WAREHOUSE SIGNAGE CRITERIA                                       1

ALLOWABLE SIGNS

1. All Tenants will be allowed a primary Tenant I.D. sign consisting of the company name and corporate logo only (Sign Type A), located In the designated sign band of the specific building where the Tenant is leasing space. (EXHIBITS A & B)

      Building architecture varies from building to building. The Tenant's sign may not exceed 3/5 of the allowable height of the sign band and must be centered over the width of their space and/or above the main entrance to the premises. Subject to Owner's approval. (Example: 5'-0" H sign band - 3' -0" sign and 1'-0" space top and bottom).

2. No sign shall exceed 3'-0" In overall height. (EXHIBITS A & B) The exact location for any Tenant signs must be approved by the Owner prior to any fabrication or Installation of signs. A side setback of 3'-0" from Tenant side lease line with adjacent Tenants' must be observed.

3. Methods of fabrication for Sign Type A are shown In EXHIBIT C. (It consists of four possible ways to manufacture illuminated or non-illuminated sign as the primary Tenant I.D.

      a) Non-Illuminated aluminum or [ILLEGIBLE] (PVC Board) I" thick letter, pin mounted on spacers 1/2" off the lace of the building.

      b)    Non-Illuminated reverse channel type letters.

      c)    Illuminated channel letters.

      d)    Illuminated reverse channel letters.

            All details shown In EXHIBIT C must be followed by the sign fabricator. No exceptions or substitutions will be allowed.

4. Each Tenant space shall have a postal I.D. number at the ironi entrance designed, fabricated and installed by the Owner. It shall not be removed or realocated. (EXHIBITS A, B & F)

5. In addition to Sign Type A. each Tenant will be allowed one Sign Type B which consists of a Z'-O"H x Z-0"W max. area on the iron glass next to the entry door. The sign may be applied to the glass by silkscreening printing or by computer generated vinyl die cut letters. The corporate logo, corporate name, business hours, etc. may appear in this sign. (EXHIBITS A, B & F)

6. In addition to the Sign Type A & B, the Tenant will be allowed one Sign Type c located on one rear "man door" at the loading dock area. The sign shall be located on the door In an area 1'-6"H X 1'-6"W max. centered on the door 5'-6" from top of sign to floor. This sign must be made from computer generated vinyl die cut letters. (EXHIBIT D)

7. Each Tenant Loading Dock Area shall be allowed a postal I.D. number, not to exceed 9" In height, centered over loading dock door; To be designed, fabricated and Installed by Tenant. Loading dock Postal I.D. numbers must be approved by the Owner prior to any fabrication or Installation of signs. (EXHIBIT E)

      In addition, if Tenant space Includes more than one loading dock door, each Tenant Loading Dock Area shall be allowed a name/message panel, not to exceed 1'-0"H x 4'-O"W, centered over second loading dock door; to be designed, fabricated and Installed by Tenant. Name/message panel must be approved by the Owner prior to any fabrication or installation of signs. (EXHIBIT E)

8. Signs on buildings with tower entry [ILLEGIBLE] or other unique architectural features: At the sole discretion of the Owner, Tenant may be allowed to install a sign consisting of his corporate logo or symbol only on the lower, in a size and location determined solely by the Owner, at Tenant's expense- (EXHIBIT F)

9. All signs must be permitted by the sign fabricator or Tenant through the normal Dade County sign code procedure prior to fabrication and installation, and a copy of the sign permit must be given to the Owner before fabrication and installation begins.

                                   EXHIBIT A

                            DESCRIPTION OF PREMISES

                          [Floor plan of the premises]

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                                       1

                                    EXHIBIT B

                       RULES AND REGULATIONS/SIGN CRITERIA

      1. Security. The Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, furnishings, or contents thereof, and the Tenant shall comply with the Landlord's reasonable requirements relative thereto.

      2. Return of Keys. At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and Premises which are in the possession of the Tenant. In the event any Tenant fails to return keys, Landlord may retain $50.00 of Tenant's security deposit for locksmith work and administration.

      3. Repair, Maintenance, Alterations, and Improvements. The Tenant shall carry out Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

      4. Water Fixtures. The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

      5. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

      6. Heavy Articles. The Tenant shall not place in or move about the Premises without the Landlord's prior written consent any safe or other heavy article which in the Landlord's reasonable opinion may damage the Building, and the Landlord may designate the location of any such heavy articles in the Premises.

      7. Bicycles, Animals. The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

      8. Deliveries. The Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares, and merchandise to the Premises are made through such entrances, elevators, and corridors and at such times as may from time to time be designated by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries.

      9. Solicitations. The Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building.

      10. Food and Beverages. Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with the Landlord's prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

      11. Refuse. The Tenant shall place all refuse in proper receptacles provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

      12. Obstructions. The Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other Common Areas, or use such locations for any purpose except access to and exit from the Premises without the Landlord's prior written consent. The Landlord may remove at the Tenant's expense any such obstruction or thing caused or placed by the Tenant (and unauthorized by the Landlord) without notice or obligation to the Tenant.

      13. Proper Conduct. The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

      14. Employees, Agents, and Invitees. In these Rules and Regulations, "Tenant" includes the employees, agents, invitees, and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

      15. Parking. If the Landlord designates tenant parking areas for the Building, the Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such designated parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five (5) days after the occurrence thereof. In the event of failure of the Tenant or its employees or agents to park their vehicles in such designated parking areas, the Tenant shall forthwith on demand pay to the

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

                                                         BEACON CENTRE WAREHOUSE
                                                                SIGNAGE CRITERIA
                                                                         12/6/93

                                                                    REV. 6-17-96

BEACON CENTRE WAREHOUSE SIGNAGE CRITERIA                                       2

10.   GENERAL NOTES:

      1. Tenant designed signage must conform to all criteria set forth in the following exhibits.

      2.    No fluorescant light box type signs allowed.

      3. Owner must approve all signs for Tenant space prior to fabrication and installation. Final location of any sign will be determined society with Owner approval.

      4. Tenant must use Owner approved sign designer when applicable at Tenant's sole expense.

      5. Tenant to supply Camera Ready Artwork for any logos to be used, including color specifications and designations using the PMS - Pantone Matching System. All colors to be approved by Owner and or his design consultant prior to any fabrication.

      6. Electricity for signs and hookup for electrical signs including roof penetrations, if necessary, is at sole cost of Tenant. Tenant must use Owner approved contractor for this work. Owner not responsible for parapet wall roof membrane penetrations for tenants lights [ ] signs.

      7. Tenant must use sign fabticator from the approved sign fabricator list provided by the owner.

            [Picture depicting sign specifications and restrictions
                       for primary tenant identification]

PRIMARY TENANT IDENTIFICATION

NOTE: Buildings will very- Confirm exact building elevation with owner prior to preparation of sign drawings for submittal.

                                                                       EXHIBIT A
                                                                         12/6/93

          [Picture depicting sign specifications for tenant main door at warehouse or flex space]

TYPICAL TENANT MAIN DOOR @ WAREHOUSE/FLEX SPACE; ONLY ONE DOOR SIGN ALLOWED

                                                                       EXHIBIT D
                                                                         12/6/93

        [Picture depicting specifications for different sign options for primary tenant identification at flex space]

PRIMARY TENANT IDENTIFICATION @ FLEXSPACE/ONE MAJOR SIGN ALLOWED

                                                                       EXHIBIT B
                                                                         12/6/93

   [Picture depicting typical letter sections and mounting details for signs]

TYPICAL LETTER SECTIONS AND MOUNTING DETAILS

                                                                       Exhibit C

[Picture depicting tenant sign specifications and restrictions for loading dock]


                                                                       EXHIBIT E
                                                                    Rev. 6-17-96

PRIMARY TENANT IDENTIFICATION/ TOWER OR FEATURE

                                                                       EXHIBIT F

      [Picture depicting sign specifications and restrictions for typical tenant rear door at warehouse of flex space]

TYPICAL TENANT REAR DOOR @ WAREHOUSE/FLEX SPACE (any numbers of bays)
EXHIBIT: ONLY ONE DOOR SIGN ALLOWED

Landlord the sum of Twenty and No/100 ($20.00) Dollars per day per each car so parked. Landlord may itself or through any agent designated for such purpose, make, administer, and enforce additional rules and regulations regarding parking by tenants and by their employees or agents, including, without limitation, rules and regulations permitting the Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

                                    EXHIBIT C

                       ENVIRONMENTAL AND USE QUESTIONNAIRE
                      FOR TENANT MOVE-IN AND LEASE RENEWAL

Property Name:      ________________________________________________________
Property Address:   ________________________________________________________
Lease Date:         ________________________________________________________
Landlord:           AMB HTD - BEACON CENTRE, LLC
Tenant:             ________________________________________________________

INSTRUCTIONS: The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Landlord's Risk Management Department.

1-0   PLANNED USE/OPERATIONS

1-1. Describe planned use (new lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

2.0   HAZARDOUS MATERIALS

2-1.  Are hazardous materials used or stored? If so, continue with the next
question. If not, go to Section 3.0. - No      - Yes

2-2. Are any of the following materials handled on the property? (A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

  -   Explosives               -     Fuels         -    Oils
  -   Solvents                 -     Oxidizers     -    Organics/Inorganics
  -   Acids                    -     Bases         -    Pesticides
  -   Gases                    -     PCBs          -    Radioactive Materials
  -   Other (please specify)

2-3. For the following groups of chemicals, please check the type(s), use(s), and quantity of each chemical used or stored on the site. Attach either a chemical inventory or list the chemicals in each category.

--Solvents                              --Gases

Type:_________________________________  Type:___________________________________

Use:__________________________________  Use_____________________________________

Quantity:_____________________________  Quantity:_______________________________

--Inorganic                             --Acids

Type:_________________________________  Type:___________________________________

Use:__________________________________  Use_____________________________________

Quantity:_____________________________  Quantity:_______________________________

--Fuels                                 --Explosives

Type:_________________________________  Type:___________________________________

Use:__________________________________  Use_____________________________________

Quantity:_____________________________  Quantity:_______________________________

--Oils                                  --Bases

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

Type:_________________________________  Type:___________________________________

Use:__________________________________  Use_____________________________________

Quantity:_____________________________  Quantity:_______________________________

--Oxidizers                             --Pesticides

Type:_________________________________  Type:___________________________________

Use:__________________________________  Use_____________________________________

Quantity:_____________________________  Quantity:_______________________________

--Organic                               --Radioactive Materials

Type:_________________________________  Type:___________________________________

Use:__________________________________  Use_____________________________________

Quantity:_____________________________  Quantity:_______________________________

--Other

Type:_________________________________

Use:__________________________________

Quantity:_____________________________

2-4.  List and quantify the materials identified above.

                                                                      NUMBER OF
  MATERIAL         PHYSICAL STATE       CONTAINER SIZE               CONTAINERS
  --------         --------------       --------------          --------------------
------------    --------------------   -----------------     ---------------------------

------------    --------------------   -----------------     ---------------------------

------------    --------------------   -----------------     ---------------------------

------------    --------------------   -----------------     ---------------------------

------------    --------------------   -----------------     ---------------------------

------------    --------------------   -----------------     ---------------------------

------------    --------------------   -----------------     ---------------------------

------------    --------------------   -----------------     ---------------------------

2-5.  Describe the storage area location(s) for these materials.

3.0   HAZARDOUS WASTES

3-1. Are hazardous wastes generated? If so, continue with the next question. If not, skip this section and go to section 4.0. - No - Yes

3-2. Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

   -    Hazardous wastes               -    Industrial Wastewater

   -    Waste oils                     -    PCBs

   -    Air emissions                  -    Sludges

   -    Other (please specify)

3-3. Identify and describe those wastes generated, handled or disposed of (disposition). Specify any wastes known to be regulated under the Resource Conservation and Recovery Act (RCRA) as "listed characteristic or

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                                       2
statutory" wastes. Include total amounts generated monthly. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

3-4. List and quantify the materials identified in Question 3-2 of this section.

                                                  APPROXIMATE
                                                    MONTHLY                  WASTE
     WASTE GENERATED           SOURCE              QUANTITY             CHARACTERIZATION           DISPOSITION
     ---------------           ------             -----------           ----------------           -----------
-----------------------    --------------    --------------------     ---------------------    ------------------

-----------------------    --------------    --------------------     ---------------------    ------------------

-----------------------    --------------    --------------------     ---------------------    ------------------

-----------------------    --------------    --------------------     ---------------------    ------------------

-----------------------    --------------    --------------------     ---------------------    ------------------

-----------------------    --------------    --------------------     ---------------------    ------------------

-----------------------    --------------    --------------------     ---------------------    ------------------

3-5. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? If so, please describe.

4.0   USTS/ASTS

4-1. Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines present on site (lease renewals) or required for planned operations (new tenants)? If not, continue with section 5.0. If yes, please describe capacity, contents, age, design and construction of USTs or ASTs

4-2. Is the UST/AST registered and permitted with the appropriate regulatory agencies? Please provide a copy of the required permits.

4-3. Indicate if any of the following leak prevention measures have been provided for the USTs/ASTs and their associated piping. Additionally, please indicate the number of tanks that are provided with the indicated measure. Please provide copies of written test results and monitoring documentation.

  --  Integrity testing                  --  Inventory reconciliation

  --  Leak detection system              --  Overfill spill protection

  --  Secondary containment              --  Other (please describe)

  --  Cathodic protection

4-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property? If so, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6. For lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? For new tenants, are installations of this type required for the planned operations? If so, please describe.

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                                        3

4-7. If present or planned, have the chemical transfer pipelines been inspected or tested for leaks? If so, please indicate the results and provide a copy of the inspection or test results.

5.0   ASBESTOS CONTAINING BUILDING MATERIALS

5-1. Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0   REGULATORY

6-1. For lease renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations? If so, please describe.

6-2. For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property? If so, please describe.

6-3. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? If so, please provide a copy of this permit.

6-4. For lease renewals, have there been any complaints from the surrounding community regarding facility operations? If so, please describe. Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility? If so, please describe status and any corrective actions taken.

6-5. Has a Hazardous Materials Business Plan been developed for the site? If so, please provide a copy.

CERTIFICATION

      I am familiar with the real property and facility operations described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that the Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property

                                   Signature:/s/ R. MARCELO CLAURE
                                             -----------------------------------
                                   Name:         R. MARCELO CLAURE
                                   Title:        President & CEO
                                   Date:         09-04-2001
                                   Telephone:    305-477-8676

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

                                   EXHIBIT D

                LANDLORD'S WAIVER OF LIEN AND SECURITY INTEREST

This Agreement is made and entered into as of this______day of ________, 2001, by and between __________("Equipment Lessor"), and AMB HTD - BEACON CENTRE, LLC ("Landlord"), with reference to that certain Agreement, dated _____________(the "Equipment Lease"), by and between Equipment Lessor and BRIGHTSTAR CORP. ("Tenant"), wherein Equipment Lessor has agreed to lease to Tenant the property listed on Attachment A ("Goods").

1. Landlord acknowledges that Equipment Lessor is the owner of the Goods affixed to, installed or kept at the real property generally known as known as 2000 N.W. 84th Avenue , Miami, Florida 33122, located in Building 5 of Beacon Centre (the "Premises").

2. Landlord agrees that the Goods will remain personal property at all times even though they may be affixed to or installed upon the Premises.

3. Landlord hereby waives any right, title, claim or interest in the Goods by reason of the Goods being attached to or installed or resting upon the Premises and, subject to the rights of Tenant under the lease between Landlord and Tenant for the lease of the Premises (the "Lease"), hereby grants Equipment Lessor permission to remove the Goods from the Premises at any reasonable time during the term of the Lease after 5 days written notice to Landlord. Equipment Lessor will be allowed 5 business days for the removal of the Goods. Equipment Lessor shall prior to the end of such 5 day period repair any damage to the Premises that results from said removal. Equipment Lessor shall not disturb or interfere with other tenants' quiet enjoyment of their space in the Building and Industrial Center in which the Premises are located. During the period that Equipment Lessor is in possession of the Premises it shall perform all of the covenants of Tenant under the Lease other than the obligation to pay rent.

4. Equipment Lessor agrees on demand to reimburse the Landlord for the cost of repair of any physical damage to the Premises caused by Equipment Lessor's removal of the Goods. Equipment Lessor further agrees that the process of removal of the Goods will not leave the Premises in an unsafe condition or in a condition that could cause continuing damage.

5. If Equipment Lessor fails to remove the Goods from the Premises prior to the termination of the Lease and Landlord has given such notice to Equipment Lessor as may be required by law for property to be deemed abandoned, then, after the time provided by law, Landlord may deem the goods to be abandoned property.

6. Equipment Lessor agrees to give Landlord written notice of Equipment Lessor's declaration of any default of Tenant under the Equipment Lease within 10 days of such default unless such default is cured within such time period.

7. Any notice required or permitted to be given hereunder shall be deemed to be given (a) when hand delivered, (b) one (1) business day after pickup by any service that guarantees overnight delivery or (c) upon receipt, when sent by United States mail, postage prepaid, and return receipt requested. Notices shall be addressed as appears below for the respective parties, provided that if any party gives notice of a change in name or address, notices to the giver of such notice shall thereafter be given as demanded in such notice:

Equipment Lessor                         Landlord

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NOTE: THIS DOCUMENT IS TO BE EXECUTED AND DATED SUBSEQUENT TO THE ORIGINAL EXECUTION OF THE LEASE, WHEN AND IF LANDLORD'S CONSENT OF WAIVER IS SOUGHT.

EQUIPMENT LESSOR:                      LANDLORD:
                                       AMB HTD - BEACON CENTRE, LLC
By:_________________________________   By: AMB Property,L.P., a Delaware limited
                                           partnership, its sole member
Print Name:_________________________   By: AMB Property Corporation, a Maryland
                                           corporation, its general partner
Title:______________________________
Date:_______________________________   By:_____________________________________
                                       Print Name:_____________________________
TENANT ACKNOWLEDGMENT AND              Title:__________________________________
AGREEMENT:                             Date:___________________________________

By: /s/ R. MARCELO CLAURE
    -------------------------------
Print Name: R. MARCELO CLAURE
Title:      President & CEO
Date:       09-04-2001

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

                                    EXHIBIT E

                                    GLOSSARY

               THE FOLLOWING TERMS IN THE LEASE ARE DEFINED IN THE
                         PARAGRAPHS OPPOSITE THE TERMS.

             TERM                                  DEFINED IN PARAGRAPH
--------------------------------                   --------------------
Additional Rent                                              4.1
Applicable Requirements                                      6.3
Assign                                                      12.1
Base Rent                                                    1.4
Basic Provisions                                             1.1
Brokers                                               1.12,16.27
Building                                                     1.2
Building Operating Expenses                                  4.2(b)
Code                                                        12.1
Commencement Date                                            1.3
Commencement Date Certificate                                3.3
Common Areas                                                 2.2
Common Area Operating Expenses                               4.2(b)
Condemnation                                                  14
Default                                                     13.1
Expiration Date                                              1.3
HVAC                                                         4.2(a)(x)
Hazardous Substance                                          6.2
Indemnity                                                    8.5
Industrial Center                                            1.2
Landlord                                                     1.1
Landlord Entities                                            6.2(c)
Lease                                                        1.1
Lenders                                                      6.4
Mortgage                                                   16.18
Operating Expenses                                           4.2
Party/Parties                                                1.1
Permitted Use                                                1.8
Premises                                                     1.2
Prevailing Party                                           16.13
Radon Gas                                                  16.32
Real Property Taxes                                         10.2
Rent                                                         4.1
Reportable Use                                               6.2
Requesting Party                                            15.1
Responding Party                                            15.1
Rules and Regulations                                        2.4
Sales and Use Tax                                            4.3
Security Deposit                                           1.7,5
Taxes                                                       10.2
Tenant                                                       1.1
Tenant Acts                                                  9.2
Tenant's Share                                               1.5
Term                                                         1.3
Use                                                          6.1
Usufruct                                                   16.28

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                                        1

                                   EXHIBIT F

                   LETTER OF CREDIT/SURETY BOND REQUIREMENTS

      For purposes of the Security Deposit for Tenant's obligations under the Lease, Tenant may deliver, or cause to be delivered, to Landlord one (1) unconditional, irrevocable, and transferable Letter of Credit (the "Letter," which term shall be deemed to include each replacement thereof), or Surety Bond (the "Bond," which term shall be deemed to include each replacement thereof), issued by a bank (the "Issuer") licensed to do business in the State of Florida (in the case of a Letter), or issued by an insurance company (the "Surety") licensed to do business in the State of Florida (in the case of a Bond), and in either case acceptable to Landlord in its reasonable judgment. The Letter or Bond shall be in the amount of the security deposit as shown in the Lease and shall have an expiration date no earlier than one (1) year from its date of issuance. The Letter or Bond shall automatically renew for a period of no less than one (1) year from its expiration date, unless Issuer or Surety provides Landlord with at least sixty (60) days' notice of nonrenewal by certified mail, return receipt requested. The Letter or Bond shall be in a form acceptable to Landlord and shall provide that it may be drawn against, in whole or in part, by presentation to the Issuer or Surety of a sight draft in the appropriate amount identifying the Letter or Bond being drawn, along with a letter from Landlord to the Issuer or Surety stating that Tenant is in default of the Lease. No other requirements shall be imposed as a condition of drawing on the Letter or Bond. The Letter or Bond shall state that if the Letter or Bond is presented for payment prior to 10:00 a.m. on a business day, payment will be made by the close of business on the following business day. The Letter or Bond shall be accompanied by a letter from an officer of the Issuer or Surety naming the officer(s) empowered to bind the Issuer or Surety on such Letter or Bond. The Letter or Bond shall be manually signed by the corporate secretary (or another officer) of the Issuer or Surety who shall also certify that as of the date of issue of the Letter or Bond of the officer(s) executing same was fully empowered to execute such Letter or Bond and to bind the Issuer or Surety thereby.

      If at any time Landlord receives notice of nonrenewal of the Letter or Bond as described above, then within thirty (30) days after Landlord receives such notice, Tenant shall deliver to Landlord a replacement Letter or Bond for the Letter or Bond, which replacement Letter or Bond shall (a) be unconditional, irrevocable, and transferable, (b) be issued by Issuer or Surety or another bank or insurance company licensed to do business in the State of Florida, and acceptable to Landlord in its reasonable judgment, (c) be in an amount not less than the undrawn balance of the Letter or Bond being replaced, or as may be approved by Landlord in writing, (d) have an expiration date no earlier than twelve (12) months from its issuance, and (e)be in form acceptable to Landlord and shall be available by sight draft with no additional documents or requirements, other than those stated above. If Tenant fails to properly deliver to Landlord any required replacement Letter or Bond, Landlord may draw upon the unreplaced Letter or Bond for all or any part of the amount thereof.

      Without notice to Tenant, Landlord shall be entitled to draw the full amount, or any remaining portion thereof, of the Letter or Bond if (a) a default under the Lease has occurred and is continuing and Landlord is entitled to exercise its rights and remedies under the Lease, or (b) Landlord is not furnished any replacement Letter or Bond when and in accordance with the terms hereof. If the Letter or Bond is drawn in full, the amounts received by Landlord pursuant thereto may be applied to the amounts due under the Lease in such order or manner as Landlord may, in its sole discretion, elect.

      Notwithstanding the foregoing, Landlord shall not be required to release all or any remaining portion of the Letter or Bond if there exists any uncured default under the Lease after applicable notice and cure periods, or an event or circumstance has occurred which, with the giving of notice or the passing of time, or both, would constitute a default under the Lease. In addition, if at any time during the term of the Lease the rating of the Issuer or Surety by Standard & Poor, Moody's, or a similar nationally recognized rating organization is ever lower than the rating of the Issuer or Surety as of the date of the Lease, then, at Landlord's option, Tenant shall replace the Letter or Bond with a Letter or Bond issued by a different bank or insurance company reasonably acceptable to Landlord, or, if Tenant is unable to replace the Letter or Bond, Tenant shall post a cash security deposit with Landlord in the amount of the Letter or Bond.

brightstar lease